Exhibit 99.1

Contacts: Investor Relations Cathy Yao cathy.yao@petco.com	Media Relations Benjamin Thiele-Long benjamin.thiele-long@petco.com

FOR IMMEDIATE RELEASE: March 13, 2024

Petco Health + Wellness Company, Inc. Reports Fourth Quarter and Full Year 2023 Earnings

Q4 2023 Highlights

•	Net revenue of $1.7 billion increased 6.1 percent year over year including the 14th week

•	Comparable sales declined 0.9 percent year over year and increased 4.4 percent on a two-year basis

•	GAAP net loss of $22.6 million, or $(0.08) per share, compared to GAAP net income of $32.7 million, or $0.12 per share in the prior year

•	Adjusted Net Income[1] of $6.1 million, or $0.02 per share, compared to $52.8 million, or $0.20 per share in the prior year

•	Adjusted EBITDA[1] of $105.3 million compared to $157.9 million in the prior year

•	Operating Cash Flow of $47.0 million compared to $136.5 million in the prior year

•	Free Cash Flow [1] of $(2.0) million compared to $70.6 million in the prior year

Full Year 2023 Highlights

•	Net revenue of $6.3 billion increased 3.6 percent year over year including the 53rd week

•	Comparable sales increased 1.8 percent year over year and increased 6.3 percent on a two-year basis

•	GAAP net loss of $1.3 billion, or $(4.78) per share, which includes goodwill impairment of $1.2B, compared to GAAP net income of $90.8 million, or $0.34 per share in the prior year

•	Adjusted Net Income[1] of $22.8 million, or $0.09 per share, compared to $162.6 million, or $0.61 per share in the prior year

•	Adjusted EBITDA[1] of $401.1 million compared to $530.8 million in the prior year

•	Operating Cash Flow of $215.7 million compared to $346.0 million in the prior year

•	Free Cash Flow [1] of $(9.9) million compared to $68.0 million in the prior year

San Diego, March 13, 2024 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its fourth quarter and full year 2023 financial results.

In the fourth quarter of 2023, Petco delivered net revenue of $1.7 billion, up 6.1 percent versus prior year, inclusive of a 14th week. On an as-reported basis, the company’s consumables business was up 8.8 percent versus prior year, and services and other business was up 17.4 percent versus prior year. Growth in the company’s consumables and services and other business was partially offset by the company’s supplies and companion animal business, down 1.4 percent versus prior year. GAAP net loss in the fourth quarter of 2023 was $22.6 million or $(0.08) per share, compared to GAAP net income of $32.7 million or $0.12 per share in the prior year. Adjusted Net Income1 was $6.1 million or $0.02 per share, compared to $52.8 million or $0.20 per share in the prior year. Adjusted EBITDA1 was $105.3 million compared to $157.9 million in the prior year.

For the full year 2023, Petco delivered net revenue of $6.3 billion, up 3.6 percent versus prior year, inclusive of a 53rd week. On an as-reported basis, the company’s consumables business was up 7.1 percent versus prior year, and services and other business was up 21.9 percent versus prior year. Growth in the company’s consumables and services and other business was partially offset by its supplies and companion animal business, down 6.8 percent versus prior year. GAAP net loss of $1.3 billion or $(4.78) per share was inclusive of a goodwill impairment of $1.2B, compared to GAAP net income of $90.8 million or $0.34 per share in the prior year. Adjusted Net Income1 was $22.8 million or $0.09 per share, compared to $162.6 million or $0.61 per share in the prior year. Adjusted EBITDA1 was $401.1 million compared to $530.8 million in the prior year.

(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Given the change in leadership, the company is not providing full year revenue, Adjusted EBITDA and Adjusted EPS guidance at this time. Instead, the company is providing earnings guidance for fiscal Q1. The company continues to provide interest, share count, and capital expenditure expectations for the full year.

Fiscal Q1 2024 Outlook

For Fiscal Q1 2024, the company expects:

Metric*	FQ1 2024 Guidance
Net Revenue	~ $	1.5 billion
Adjusted EBITDA	~ $	70 million
Adjusted EPS	~ $	(0.06)

Fiscal 2024 Outlook

For Fiscal 2024 (a 52-week year), the company expects:

Metric*	2024 Guidance, YoY
Net interest expense	~$	145 million
Capital Expenditures	~$	140 million

*

Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. For fiscal 2024, our guidance anticipates a 26 percent tax rate, and 272 million weighted average diluted share count. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on March 13, 2024 at 8:00 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, infographic, and earnings supplement via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through March 27, 2024 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q1 and fiscal year 2024 guidance, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation and prevailing interest rates; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; and (xxii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	14 Weeks	13 Weeks		53 Weeks	52 Weeks
	Ended	Ended		Ended	Ended
	February 3,	January 28,	Percent	February 3,	January 28,	Percent
	2024	2023	Change	2024	2023	Change
Net sales:
Products	$1,420,713	$1,361,856	4%	$5,273,710	$5,230,515	1%
Services and other	253,763	216,103	17%	981,574	805,452	0

Total net sales	1,674,476	1,577,959	6%	6,255,284	6,035,967	4%
Cost of sales:
Products	903,156	805,938	12%	3,269,628	3,035,249	8%
Services and other	164,972	144,742	14%	631,821	573,611	10%

Total cost of sales	1,068,128	950,680	12%	3,901,449	3,608,860	8%

Gross profit	606,348	627,279	(3%)	2,353,835	2,427,107	(3%)
Selling, general and administrative expenses	606,182	549,719	10%	2,311,625	2,201,548	5%
Goodwill and indefinite-lived intangible impairment	—	—	N/M	1,222,524	—	N/M

Operating income (loss)	166	77,560	(100%)	(1,180,314)	225,559	N/M
Interest income	(326)	(745)	(56%)	(3,405)	(1,032)	230%
Interest expense	39,658	32,882	21%	150,909	101,643	48%
Loss on extinguishment and modification of debt	—	—	N/M	920	—	N/M
Other non-operating loss (income)	—	3,298	(100%)	(4,727)	12,667	N/M

(Loss) income before income taxes and income from equity method investees	(39,166)	42,125	N/M	(1,324,011)	112,281	N/M
Income tax (benefit) expense	(10,435)	14,548	N/M	(27,613)	35,347	N/M
Income from equity method investees	(6,156)	(5,155)	19%	(16,188)	(12,976)	25%

Net (loss) income	(22,575)	32,732	N/M	(1,280,210)	89,910	N/M
Net loss attributable to noncontrolling interest	—	—	N/M	—	(891)	(100%)

Net (loss) income attributable to Class A and B-1 common stockholders	$(22,575)	$32,732	N/M	$(1,280,210)	$90,801	N/M
Net (loss) income per Class A and B-1 common share:
Basic	$(0.08)	$0.12	N/M	$(4.78)	$0.34	N/M
Diluted	$(0.08)	$0.12	N/M	$(4.78)	$0.34	N/M
Weighted average shares used in computing net (loss) income per Class A and B-1 common share:
Basic	268,615	265,918	1%	267,549	265,522	1%
Diluted	268,615	266,297	1%	267,549	265,951	1%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	February 3,	January 28,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$125,428	$201,901
Receivables, less allowance for credit losses[1]	44,369	49,580
Merchandise inventories, net	684,502	652,430
Prepaid expenses	58,615	51,274
Other current assets	38,830	60,809

Total current assets	951,744	1,015,994

Fixed assets, net	816,367	803,327
Operating lease right-of-use assets	1,384,050	1,397,761
Goodwill	980,297	2,193,941
Trade name	1,025,000	1,025,000
Other long-term assets	205,694	176,806

Total assets	$5,363,152	$6,612,829

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$485,131	$381,213
Accrued salaries and employee benefits	101,265	89,929
Accrued expenses and other liabilities	200,278	217,556
Current portion of operating lease liabilities	310,507	309,766
Current portion of long-term debt and other lease liabilities	15,962	22,794

Total current liabilities	1,113,143	1,021,258

Senior secured credit facilities, net, excluding current portion	1,576,223	1,628,331
Operating lease liabilities, excluding current portion	1,116,615	1,148,155
Deferred taxes, net	251,629	303,121
Other long-term liabilities	121,113	130,487

Total liabilities	4,178,723	4,231,352

Commitments and contingencies
Stockholders’ equity:
Class A common stock[2]	231	228
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,229,582	2,152,342
(Accumulated deficit) retained earnings	(1,047,243)	232,967
Accumulated other comprehensive income (loss)	1,821	(4,098)

Total stockholders’ equity	1,184,429	2,381,477

Total liabilities and stockholders’ equity	$5,363,152	$6,612,829

(1)	Allowances for credit losses are $1,806 and $952, respectively
(2)	Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 231.2 million and 228.3 million shares, respectively
(3)	Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)	Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)	Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	53 Weeks	52 Weeks
	Ended	Ended
	February 3,	January 28,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(1,280,210)	$89,910
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	200,782	193,828
Amortization of debt discounts and issuance costs	4,972	4,940
Provision for deferred taxes	(53,549)	(893)
Equity-based compensation expense	81,859	60,784
Impairments, write-offs and losses on sale of fixed and other assets	2,833	1,992
Loss on extinguishment and modification of debt	920	—
Income from equity method investees	(16,188)	(12,976)
Amounts reclassified out of accumulated other comprehensive income	(488)	168
Goodwill impairment	1,222,524	—
Non-cash operating lease costs	429,056	422,792
Other non-operating (income) loss	(4,727)	12,667
Changes in assets and liabilities:
Receivables	5,211	6,038
Merchandise inventories	(32,072)	22,681
Prepaid expenses and other assets	(8,009)	(5,933)
Accounts payable and book overdrafts	103,919	(22,763)
Accrued salaries and employee benefits	11,347	(51,427)
Accrued expenses and other liabilities	(8,495)	13,616
Operating lease liabilities	(446,981)	(386,259)
Other long-term liabilities	3,015	(3,162)

Net cash provided by operating activities	215,719	346,003

Cash flows from investing activities:
Cash paid for fixed assets	(225,598)	(278,020)
Cash paid for acquisitions, net of cash acquired	(6,725)	(9,640)
Cash paid for interest in veterinary joint venture	—	(35,000)
Proceeds from investment	24,878	—
Proceeds from sale of assets	—	2,336

Net cash used in investing activities	(207,445)	(320,324)

Cash flows from financing activities:
Borrowings under long-term debt agreements	273,000	123,000
Repayments of long-term debt	(348,000)	(140,000)
Payments for finance lease liabilities	(5,925)	(5,083)
Proceeds from employee stock purchase plan and stock option exercises	4,223	3,796
Tax withholdings on stock-based awards	(8,650)	(15,555)

Net cash used in financing activities	(85,352)	(33,842)

Net decrease in cash, cash equivalents and restricted cash	(77,078)	(8,163)
Cash, cash equivalents and restricted cash at beginning of period	213,727	221,890

Cash, cash equivalents and restricted cash at end of period	$136,649	$213,727

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, as applicable, for the fourteen and fifty-three weeks ended February 3, 2024 compared to the thirteen and fifty-two weeks ended January 28, 2023, respectively.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the SEC on March 28, 2023 for additional information on Adjusted EBITDA.

(dollars in thousands)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
Reconciliation of Net (Loss) Income Attributable to Class A and B-1	February 3,	January 28,	February 3,	January 28,
Common Stockholders to Adjusted EBITDA	2024	2023	2024	2023
Net (loss) income attributable to Class A and B-1 common stockholders	$(22,575)	$32,732	$(1,280,210)	$90,801
Add (deduct):
Interest expense, net	39,332	32,137	147,504	100,611
Income tax (benefit) expense	(10,435)	14,548	(27,613)	35,347
Depreciation and amortization	52,189	50,229	200,782	193,828
Income from equity method investees	(6,156)	(5,155)	(16,188)	(12,976)
Loss on debt extinguishment and modification	—	—	920	—
Goodwill impairment	—	—	1,222,524	—
Losses (gains) on sale of assets, impairments and write-offs	631	(307)	2,833	1,992
Equity-based compensation expense	17,428	19,892	81,859	60,784
Other non-operating loss (income)	—	3,298	(4,727)	12,667
Mexico joint venture EBITDA (1)	11,759	9,265	38,226	29,584
Acquisition-related integration costs (2)	—	627	—	15,314
Other costs (3)	23,167	623	35,193	2,817

Adjusted EBITDA	$105,340	$157,889	$401,103	$530,769

Net sales	$1,674,476	$1,577,959	$6,255,284	$6,035,967
Net margin (4)	(1.3%)	2.1%	(20.5%)	1.5%
Adjusted EBITDA Margin	6.3%	10.0%	6.4%	8.8%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted Earnings Per Share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	14 Weeks Ended		13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	February 3, 2024		January 28, 2023
	Amount	Per share	Amount	Per share
Net (loss) income attributable to common stockholders / diluted EPS	$(22,575)	$(0.08)	$32,732	$0.12
Add (deduct):
Income tax (benefit) expense	(10,435)	(0.04)	14,548	0.05
Loss on debt extinguishment and modification	—	—	—	—
Goodwill impairment	—	—	—	—
Losses (gains) on sale of assets, impairments and write-offs	631	0.00	(307)	(0.00)
Equity-based compensation expense	17,428	0.06	19,892	0.08
Other non-operating loss	—	—	3,298	0.02
Acquisition-related integration costs (2)	—	—	627	0.00
Other costs (3)	23,167	0.09	623	0.00

Adjusted pre-tax income / diluted earnings per share	$8,216	$0.03	$71,413	$0.27
Income tax expense at 26% normalized tax rate	2,136	0.01	18,567	0.07

Adjusted Net Income / Adjusted EPS	$6,080	$0.02	$52,846	$0.20

(in thousands, except per share amounts)	53 Weeks Ended		52 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	February 3, 2024		January 28, 2023
	Amount	Per share	Amount	Per share
Net (loss) income attributable to common stockholders / diluted EPS	$(1,280,210)	$(4.78)	$90,801	$0.34
Add (deduct):
Income tax (benefit) expense	(27,613)	(0.10)	35,347	0.13
Loss on debt extinguishment and modification	920	0.00	—	—
Goodwill impairment	1,222,524	4.57	—	—
Losses on sale of assets, impairments and write-offs	2,833	0.01	1,992	0.01
Equity-based compensation expense	81,859	0.31	60,784	0.22
Other non-operating (income) loss	(4,727)	(0.02)	12,667	0.05
Acquisition-related integration costs (2)	—	—	15,314	0.06
Other costs (3)	35,193	0.13	2,817	0.02

Adjusted pre-tax income / diluted earnings per share	$30,779	$0.12	$219,722	$0.83
Income tax expense at 26% normalized tax rate	8,003	0.03	57,128	0.22

Adjusted Net Income / Adjusted EPS	$22,776	$0.09	$162,594	$0.61

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the fourteen and fifty-three weeks ended February 3, 2024 compared to the thirteen and fifty-two weeks ended January 28, 2023, respectively.

(in thousands)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net cash provided by operating activities	$47,023	$136,540	$215,719	$346,003
Cash paid for fixed assets	(49,066)	(65,946)	(225,598)	(278,020)

Free Cash Flow	$(2,043)	$70,594	$(9,879)	$67,983

Non-GAAP Financial Measures Footnotes

(1)

Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
(in thousands)	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net income	$12,311	$10,309	$32,375	$24,757
Depreciation	7,070	5,954	26,141	19,820
Income tax expense	2,541	1,065	11,449	9,409
Foreign currency (gain) loss	557	(253)	1,520	(268)
Interest expense, net	1,039	1,455	4,966	5,449

EBITDA	$23,518	$18,530	$76,451	$59,167

50% of EBITDA	$11,759	$9,265	$38,226	$29,584

(2)

Acquisition-related integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.

(3)

Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.

(4)	We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.